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Taubman Centers, Inc.
200 East Long Lake Road, Suite 300
Bloomfield Hills, MI 48304-2324
(248) 258-6800

CONTACT:	Barbara Baker
Taubman Centers, Inc.
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS FIRST QUARTER RESULTS
•	Funds From Operations Per Share up 4.6%
•	Tenant Sales Per Square Foot up 3.0%
•	International Plaza and Fair Oaks Financings Completed
•	Maintains Annual Guidance

BLOOMFIELD HILLS, Mich., April 22, 2008 -- Taubman Centers, Inc. (NYSE:  TCO) today reported its financial results for the first quarter of 2008.
Net Income allocable to common shareholders per diluted common share (EPS) for the quarter ended March 31, 2008 was $0.09, versus $0.19 per diluted common share for the same period last year.
For the quarter ended March 31, 2008, Funds From Operations (FFO) per diluted share was $0.68, an increase of 4.6 percent from $0.65 for the quarter ended March 31, 2007.
“Our results were driven by strong rents across the portfolio and the performance of The Mall at Partridge Creek, which opened last October in Clinton Township, Michigan,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “This FFO increase was achieved despite a reduction from the prior year in lease cancellation revenue and third party service fees.”

Strong Operating Statistics
Taubman’s comparable shopping centers were 93.0 percent leased on March 31, 2008, up 0.9 percent from 92.1 percent on March 31, 2007.  Comparable center occupancy was 90.0 percent on March 31, 2008, up 0.3 percent from 89.7 percent on March 31, 2007.  “As these strong occupancy numbers indicate, retailers continue to open stores in our centers.  In fact, openings totaled 442,000 square feet in the quarter, exceeding last year’s square footage by 38 percent,” said Mr. Taubman.
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Taubman Centers/2

For the quarter, average rents in the consolidated properties were $44.56, up 1.5 percent from the first quarter of 2007.  In the unconsolidated properties, average rents were $44.24, up 5.9 percent from the first quarter of 2007.
Tenant sales per square foot was up 3.0 percent from the first quarter of 2007. “While the general economic environment is challenging, our centers continue to perform,” said Mr. Taubman.

Nordstrom Opens at Partridge Creek
On April 18, a new Nordstrom store joined Parisian and MJR Theatres at The Mall at Partridge Creek.  Coincident with Nordstrom’s opening, several stores including Chico’s, Bare Escentuals and Pizza Rustica also opened, bringing occupancy to over 90 percent. In addition, Tin Fish restaurant is under construction to open this summer.  The Mall at Partridge Creek continues to delight shoppers with its relaxed, open-air, pedestrian-friendly environment.  The new center is on target to reach its 10 percent stabilized return.

Solid Balance Sheet
In a period of challenged financial markets, Taubman’s balance sheet is one of the strongest in the real estate industry.  Early in the first quarter, the company refinanced International Plaza (Tampa, Fla.) with a $325 million, non-recourse, 5.375 percent all-in fixed rate loan, repaying a $175 million mortgage.  Taubman’s debt to total market capitalization at the end of the quarter was 41 percent, with 88 percent of the company’s share of debt either fixed or swapped at an average interest rate of 5.7 percent.  At quarter end, more than $300 million was available under the company’s existing lines of credit.
In addition, at the beginning of April, the company completed a $250 million refinancing of Fair Oaks (Fairfax, VA.).  This non-recourse loan has a three-year maturity with two one-year extension options and has been swapped for the first three years to an all-in fixed rate of 4.56 percent.  Proceeds were used to pay down the $140 million 6.6 percent existing debt on the property.  Excess funds were distributed to the joint venture partners, and Taubman’s 50 percent share was used to pay down its revolving credit facilities.  With the successful completion of this refinancing, the company has no significant debt maturities until 2010.

Guidance Ranges Maintained
The company is maintaining its guidance on 2008 FFO per diluted share in a range of $3.05 to $3.12.  The company anticipates its 2008 Net Income allocable to common shareholders (EPS) will be in the range of $0.60 to $0.83 per common share.

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Taubman Centers/3

Updated assumptions are as follows:
•	Full year Core Net Operating Income (NOI) growth of 4.5 to 5.0 percent – excluding the impact of lease cancellation income;
•	Modest occupancy growth in 2008;
•	Rent per square foot growth of about 3 percent;
•	Modest improvement in the operations of The Pier Shops at Caesars (Atlantic City, NJ) versus 2007 levels;
•	Lease cancellation revenue in the range of $7 to $8 million;
•	Management, leasing and development revenue net of expenses and taxes in the range of $6 to $7 million;
•	Land sale gains in the range of $3 to $4 million; and
•	Total expenses for U.S. and Asia predevelopment activities of about $13 million.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statement
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Other Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call
The company will host a conference call at 11:00 a.m. (EDT) on April 23 to discuss these results, its future developments, and the company’s outlook for 2008. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.

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Taubman Centers/4

Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally.  Taubman Centers currently owns and/or manages 24 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging over $550 per square foot.  Taubman Centers is headquartered in Bloomfield Hills, Mich.
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three Months Ended March 31, 2008 and 2007
(in thousands of dollars, except as indicated)

	Three Months Ended
	2008	2007

Income before minority and preferred interests	23,516	26,550
Minority share of consolidated joint ventures (1)	(1,176)	(1,913)
Distributions in excess of minority share of income of consolidated joint ventures	(2,137)	608
Minority share of income of TRG (1)	(5,916)	(7,741)
Distributions in excess of minority share of income of TRG	(5,467)	(2,833)
TRG preferred distributions	(615)	(615)
Net income	8,205	14,056
Preferred dividends	(3,658)	(3,658)
Net income allocable to common shareowners	4,547	10,398
Net income per common share - basic and diluted	0.09	0.19
Beneficial interest in EBITDA - consolidated businesses (2)	77,217	71,763
Beneficial interest in EBITDA - unconsolidated joint ventures (2)	23,114	21,884
Funds from Operations (2)	54,756	53,919
Funds from Operations allocable to TCO (2)	36,403	35,527
Funds from Operations per common share - basic (2)	0.69	0.67
Funds from Operations per common share - diluted (2)	0.68	0.65
Weighted average number of common shares outstanding - basic	52,675,207	53,423,628
Weighted average number of common shares outstanding - diluted	53,264,489	54,076,259
Common shares outstanding at end of period	52,808,293	53,602,344
Weighted average units - Operating Partnership - basic	79,232,651	81,079,570
Weighted average units - Operating Partnership - diluted	80,693,195	82,603,463
Units outstanding at end of period - Operating Partnership	79,365,737	81,079,641
Ownership percentage of the Operating Partnership at end of period	66.5%	66.1%
Number of owned shopping centers at end of period	23	22

Operating Statistics:
Mall tenant sales (3)	1,083,608	1,042,697
Ending occupancy	89.8%	89.7%
Ending occupancy - comparable (4)	90.0%	89.7%
Average occupancy	89.9%	89.8%
Average occupancy - comparable (4)	90.2%	89.8%
Leased space at end of period	93.0%	92.1%
Leased space at end of period - comparable (4)	93.0%	92.1%
Mall tenant occupancy costs as a percentage of tenant sales - consolidated businesses (3)	15.8%	15.4%
Mall tenant occupancy costs as a percentage of tenant sales - unconsolidated joint ventures (3)	13.8%	13.0%
Rent per square foot - consolidated businesses (4)	44.56	43.88
Rent per square foot - unconsolidated joint ventures (4)	44.24	41.76

Taubman Centers/6

(1)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three months ended March 31, 2008 and 2007 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(2)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses.  The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions.  None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)	Based on reports of sales furnished by mall tenants.

(4)	Statistics exclude The Mall at Partridge Creek and The Pier Shops at Caesars. The 2007 statistics have been restated to include comparable centers to 2008.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended Ended March 31, 2008 and 2007
(in thousands of dollars)

	2008		2007
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	86,570	38,411	78,655	38,436
Percentage rents	2,575	1,461	2,308	1,039
Expense recoveries	57,464	22,414	50,623	22,591
Management, leasing and development services	3,694		4,890
Other	7,114	1,788	8,550	1,762
Total revenues	157,417	64,074	145,026	63,828

EXPENSES:
Maintenance, taxes and utilities	43,540	15,348	37,919	17,745
Other operating	18,301	6,547	16,796	6,401
Management, leasing and development services	2,257		2,790
General and administrative	8,333		7,321
Interest expense	36,982	15,875	29,694	17,804
Depreciation and amortization	35,335	9,623	32,533	10,166
Total expenses	144,748	47,393	127,053	52,116

Gains on land sales and other nonoperating income	1,803	319	391	447
	14,472	17,000	18,364	12,159
Income tax expense	(190)
Equity in income of Unconsolidated Joint Ventures	9,234		8,186

Income before minority and preferred interests	23,516		26,550
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(1,176)		(1,913)
Distributions less than (in excess of) minority share of income of consolidated joint ventures	(2,137)		608
Minority share of income of TRG	(5,916)		(7,741)
Distributions in excess of minority share of income of TRG	(5,467)		(2,833)
Net income	8,205		14,056
Preferred dividends	(3,658)		(3,658)
Net income allocable to common shareowners	4,547		10,398

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	86,789	42,498	80,591	40,129
EBITDA - outside partners' share	(9,572)	(19,384)	(8,828)	(18,245)
Beneficial interest in EBITDA	77,217	23,114	71,763	21,884
Beneficial interest expense	(32,154)	(8,262)	(26,492)	(8,302)
Beneficial income tax expense	(190)
Non-real estate depreciation	(696)		(661)
Preferred dividends and distributions	(4,273)		(4,273)
Funds from Operations contribution	39,904	14,852	40,337	13,582

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	593	61	371	104

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3- Reconciliation of Net Income Allocable to Common Shareowners to Funds from Operations
For the Periods Ended March 31, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended
	2008	2007

Net income allocable to common shareowners	4,547	10,398

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,335	32,533
Minority partners in consolidated joint ventures	(3,568)	(3,713)
Share of unconsolidated joint ventures	5,618	5,396
Non-real estate depreciation	(696)	(661)

Add minority interests:
Minority share of income of TRG	5,916	7,741
Distributions in excess of minority share of income of TRG	5,467	2,833
Distributions (less than) in excess of minority share of income of consolidated joint ventures	2,137	(608)

Funds from Operations	54,756	53,919

TCO's average ownership percentage of TRG	66.5%	65.9%

Funds from Operations allocable to TCO	36,403	35,527

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4- Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended
	2008	2007

Net income	8,205	14,056

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,335	32,533
Minority partners in consolidated joint ventures	(3,568)	(3,713)
Share of unconsolidated joint ventures	5,618	5,396

Add (less) preferred interests, interest expense and income tax expense:
Preferred distributions	615	615
Interest expense:
Consolidated businesses at 100%	36,982	29,694
Minority partners in consolidated joint ventures	(4,828)	(3,202)
Share of unconsolidated joint ventures	8,262	8,302
Income tax expense	190

Add minority interests:
Minority share of income of TRG	5,916	7,741
Distributions in excess of minority share of income of TRG	5,467	2,833
Distributions (less than) in excess of minority share of income of consolidated joint ventures	2,137	(608)

Beneficial Interest in EBITDA	100,331	93,647

TCO's average ownership percentage of TRG	66.5%	65.9%

Beneficial Interest in EBITDA allocable to TCO	66,702	61,704

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5- Balance Sheets
As of March 31, 2008 and December 31, 2007
(in thousands of dollars)

	As of
	March 31, 2008	December 31, 2007
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,778,947	3,781,136
Accumulated depreciation and amortization	(957,526)	(933,275)
	2,821,421	2,847,861
Investment in Unconsolidated Joint Ventures	90,014	92,117
Cash and cash equivalents	40,768	47,166
Accounts and notes receivable, net	48,995	52,161
Accounts and notes receivable from related parties	1,956	2,283
Deferred charges and other assets	215,575	109,719
	3,218,729	3,151,307

Liabilities:
Notes payable	2,840,951	2,700,980
Accounts payable and accrued liabilities	248,982	296,385
Dividends and distributions payable	21,915	21,839
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	101,313	100,234
	3,213,161	3,119,438

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and consolidated joint ventures	17,351	18,494

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	27	27
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	528	526
Additional paid-in capital	546,788	543,333
Accumulated other comprehensive income (loss)	(19,806)	(8,639)
Dividends in excess of net income	(568,537)	(551,089)
	(41,000)	(15,842)
	3,218,729	3,151,307

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,056,816	1,056,380
Accumulated depreciation and amortization	(343,641)	(347,459)
	713,175	708,921
Cash and cash equivalents	24,232	40,097
Accounts and notes receivable	22,802	26,271
Deferred charges and other assets	17,238	18,229
	777,447	793,518

Liabilities:
Notes payable	1,001,483	1,003,463
Accounts payable and other liabilities	45,237	55,242
	1,046,720	1,058,705

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(150,228)	(149,009)
Accumulated deficiency in assets - Joint Venture Partners	(113,147)	(112,709)
Accumulated other comprehensive income (loss) - TRG	(3,534)	(2,354)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(2,364)	(1,115)
	(269,273)	(265,187)
	777,447	793,518

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - 2008 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	March 31, 2008

Funds from Operations per common share	3.05	3.12

Real estate depreciation - TRG	(2.00)	(1.92)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable to minority interest	(0.31)	(0.24)

Net income allocable to common shareowners, per common share	0.60	0.83